EXHIBIT 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE  SARBANES-OXLEY ACT OF 2002

I, Michael J. Jorgensen, Authorized Representative, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The quarterly report on Form 10-QSB for the quarter ended June 30, 2006 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DOBI Medical International, Inc.

Dated September 20, 2006

	By:	/s/ Michael R. Jorgensen
Michael R. Jorgensen
Authorized Representative